UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2017

Sunshine Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street, Plant City, Florida	33563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 752-6193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                      Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on April 26, 2017.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies. The proposals are described in detail in Sunshine Bancorp, Inc.’s definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2017.  The final results of the stockholder votes were as follows:

1.           Election of directors for a three-year term.

	For	Withheld	Broker Non-Votes
Andrew S. Samuel	4,307,965	187,277	2,125,199
George Parmer	4,319,024	176,218	2,125,199
W.D. McGinnes, Jr.	4,293,850	177,733	2,125,199
John C. Reich	4,338,509	156,733	2,125,199
Dana S. Kilborne	4,283,298	211,944	2,125,199

2.	The ratification of the appointment of Hacker, Johnson & Smith PA as Sunshine Bancorp, Inc.’s independent registered public accounting firm for the year ending December 31, 2017.

For	Against	Abstain	Broker Non-Votes
6,449,291	89,730	81,420	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNSHINE BANCORP, INC.

DATE: April 27, 2017	By:	/s/ John D. Finley
John D. Finley
Executive Vice President and Chief Financial Officer